Exhibit 11

              COMPUTATION OF EARNINGS PER SHARE
   for the Three Months and Nine Months ended September 30, 1997

                                                        Three        Nine
                                                        Months      Months
                                                        ------      ------
Primary

  Average share outstanding                             294,685     298,356
  Net effect of dilutive stock options-based
    on the treasury stock method using average
    market price                                          7,484       6,835
                                                       --------   ---------
      Total                                             302,169     305,191
                                                       ========   =========
  Income before extraordinary item                     $ 82,901   $ 230,074
  Extraordinary item-flood loss                               0    (167,329)
                                                       ========   =========
  Net income                                           $ 82,901   $  62,745
                                                       ========   =========
  Income per share before extraordinary item           $   0.27   $    0.75
  Loss per share from extraordinary item                      0       (0.55)
                                                       ========   =========
  Net income per share                                 $   0.27   $    0.20

Fully Diluted

  Average shares outstanding                            294,685     298,356
  Net effect of dilutive stock options-based
    on the treasury stock method using the
    period-end market price, if higher than
    average market price                                  7,484       7,047
                                                       --------   ---------
          Total                                         302,169     305,403
                                                       ========   =========
   Income before extraordinary item                    $ 82,901   $ 230,074
   Extraordinary item-flood loss                              0    (167,329)
                                                       ========   =========
   Net income                                          $ 82,901   $  62,745
                                                       ========   =========
   Income per share before extraordinary item          $   0.27   $    0.75
   Loss per share from extraordinary item                     0       (0.55)
                                                       ========   =========
   Net income per share                                $   0.27   $    0.20

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